Exhibit 5.2

[Cullen/Frost Bankers, Inc. Letterhead]

January 31, 2013

Cullen/Frost Bankers, Inc.

100 West Houston Street

San Antonio, Texas 78205

Ladies and Gentlemen:

I am Executive Vice President, Corporate Counsel and Secretary of Cullen/Frost Bankers, Inc., a Texas corporation (the “Company”) and am providing this opinion in connection with the filing of the Company’s registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”). The Registration Statement registers (i) shares of common stock of the Company, par value $0.01 per share (the “Common Shares”); (ii) preferred stock of the Company, par value $0.01 per share (the “Preferred Shares”); (iii) depositary shares representing the Preferred Shares (the “Depositary Shares”); (iv) debt securities, including senior debt securities and subordinated debt securities, of the Company (the “Debt Securities”); and (v) warrants to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”, and together with the Common Shares, the Preferred Shares, the Depositary Shares and the Debt Securities, the “Securities”).

In connection with the filing of the Registration Statement, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

(1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

(2) Common Shares. When the Registration Statement has become effective under the Act, when the terms of the Common Shares and of their issuance and sale have been duly established in conformity with the Company’s certificate of

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formation and when the Common Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Common Shares will be validly issued, fully paid and nonassessable. The Common Shares covered by the opinion in this paragraph include any Common Shares that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(2) Preferred Shares. When the Registration Statement has become effective under the Act, when the terms of the Preferred Shares and of their issuance and sale have been duly established in conformity with the Company’s certificate of formation, when an appropriate certificate of designations with respect to the Preferred Shares has been duly filed with the Secretary of State of the State of Texas and when the Preferred Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Shares will be validly issued, fully paid and nonassessable. The Preferred Shares covered by the opinion in this paragraph include any Preferred Shares that may be represented by Depositary Shares or may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(3) Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the Depositary Shares are to be issued have been duly established and the deposit agreements have been duly executed and delivered, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements, when the Preferred Shares represented by the Depositary Shares have been duly delivered to the applicable depositaries and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Shares in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary

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receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(4) Debt Securities. The Indenture, dated as of February 15, 2007 (the “Subordinated Debt Indenture”), relating to the subordinated debt securities, between the Company and The Bank of New York Mellon, formerly known as The Bank of New York, has been duly authorized, executed and delivered by the Company. When the Registration Statement has become effective under the Act, when the indenture relating to the senior debt securities (together with the Subordinated Debt Indenture, the “Indentures”) has been duly authorized, executed and delivered substantially in the form so filed, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the related Indenture, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(6) Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreement under which the Warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered, when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply

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with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

The foregoing opinion is limited to laws of the State of Texas, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Federal and New York law, I have, with your approval, relied upon the opinion, dated the date hereof, of Sullivan & Cromwell LLP, acting as special counsel to the Company, and my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell LLP. I believe you and I are justified in relying on such opinion for such matters.

I have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the Subordinated Debt Indenture has been duly authorized, executed and delivered by the trustee thereunder, an assumption which I have not independently verified, and that the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by me are genuine. I have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, I have assumed that the authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Stan E. McCormick, Jr.